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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 29, 2000




                               TBM HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

          Florida                        0-18707                  59-2824411
(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)


136 Main Street, Westport, Connecticut                               06880
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(Address of Principal Executive Office)                            (Zip Code)

Registrant's telephone number, including area code             (203) 227-6140
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.


     TBM Holdings, Inc. (the "Company") is engaged in preliminary discussions to acquire Lee Engineering, Inc., a Rhode Island corporation and subsidiary of United Dominion Industries, Inc., a Delaware corporation. Lee Engineering, Inc. manufactures pallet stackers and scissor lifts under the Presto brand name. No letter of intent or definitive agreement has been signed. The Company is currently conducting a due diligence review of Lee Engineering, Inc. Negotiation of a definitive agreement and consummation of any transaction is subject to a number of conditions, including completion of the Company's due diligence and final approval of the acquisition by the Company's board of directors. There can be no assurance that a definitive agreement for the acquisition of Lee Engineering, Inc. can be reached or that, if it is, the transaction will be consummated.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TBM HOLDINGS, INC.


                                          By:    /s/ William A. Schwartz
                                                 -----------------------
                                                   William A. Schwartz
                                                   President


Dated:   March 29, 2000